Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(27,442)
Unrealized Gain (Loss) on Market Value of Futures	(13,381)
Dividend Income	63
Interest Income	28
Total Income (Loss)	$(40,732)

Expenses
Professional Fees	$10,726
General Partner Management Fees	1,635
SEC & FINRA Registration Expense	620
Brokerage Commissions	177
Prepaid Insurance Expense	52
NYMEX License Fee	41
Non-interested Directors' Fees and Expenses	36
Total Expenses	13,287
Expense Waiver	(12,393)
Net Expenses	$894
Net Income (Loss)	$(41,626)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/14	$3,250,407
Net Income (Loss)	(41,626)

Net Asset Value End of Month	$3,208,781
Net Asset Value Per Share (100,000 Shares)	$32.09

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612